Morgan Stanley Insured Municipal Securities
                     Item 77(o) 10f-3 Transactions
                   October 1, 2001 - March 31, 2002


Security Date     Price    Shares   % of    Total          Purcha  Broker
         of       Of       Purchas  Assets  Issued         sed
         Purcha   Shares   ed                              By
         se                                                Fund
King     11/14/   Various  2,600,0   2.05%  $270,060,000   0.96%   Lehman
Cnty,      01                 00                                    Bros.
WA,
Sewer
Refg
2001
(FGIC)